Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-154716) and Forms S-8 (Nos. 333-66714, 333-66712, 333-64688, 333-64690, 333-63953, 333-134244, 333-134251, 333-134252, 333-142527, 333-154711 and 333-159971) of Insituform Technologies, Inc. of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Insituform Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
February 28, 2011